Proxy Voting Results

A special meeting of the fund's shareholders was held on June 16, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	11,409,332,516.64	72.882
Against	3,260,210,144.27	20.826
Abstain	678,535,496.25	4.334
Broker Non-Votes	306,568,548.60	1.958
TOTAL	15,654,646,705.76	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	14,583,400,319.55	93.157
Withheld	1,071,246,386.21	6.843
TOTAL	15,654,646,705.76	100.000
Ralph F. Cox
Affirmative	14,571,732,524.50	93.082
Withheld	1,082,914,181.26	6.918
TOTAL	15,654,646,705.76	100.000
Laura B. Cronin
Affirmative	14,403,325,218.88	92.007
Withheld	1,251,321,486.88	7.993
TOTAL	15,654,646,705.76	100.000
Robert M. Gates
Affirmative	14,585,233,401.72	93.169
Withheld	1,069,413,304.04	6.831
TOTAL	15,654,646,705.76	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	14,594,586,462.70	93.228
Withheld	1,060,060,243.06	6.772
TOTAL	15,654,646,705.76	100.000
Abigail P. Johnson
Affirmative	14,560,528,472.79	93.011
Withheld	1,094,118,232.97	6.989
TOTAL	15,654,646,705.76	100.000
Edward C. Johnson 3d
Affirmative	14,529,687,967.52	92.814
Withheld	1,124,958,738.24	7.186
TOTAL	15,654,646,705.76	100.000
Donald J. Kirk
Affirmative	14,582,132,756.96	93.149
Withheld	1,072,513,948.80	6.851
TOTAL	15,654,646,705.76	100.000
Marie L. Knowles
Affirmative	14,601,265,136.66	93.271
Withheld	1,053,381,569.10	6.729
TOTAL	15,654,646,705.76	100.000
Ned C. Lautenbach
Affirmative	14,605,599,692.81	93.299
Withheld	1,049,047,012.95	6.701
TOTAL	15,654,646,705.76	100.000
Marvin L. Mann
Affirmative	14,580,125,404.96	93.136
Withheld	1,074,521,300.80	6.864
TOTAL	15,654,646,705.76	100.000
William O. McCoy
Affirmative	14,569,499,046.31	93.068
Withheld	1,085,147,659.45	6.932
TOTAL	15,654,646,705.76	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	14,598,307,412.02	93.252
Withheld	1,056,339,293.74	6.748
TOTAL	15,654,646,705.76	100.000
William S. Stavropoulos
Affirmative	14,569,692,813.67	93.069
Withheld	1,084,953,892.09	6.931
TOTAL	15,654,646,705.76	100.000
* Denotes trust-wide proposals and voting results.